S-1

                                                     SECTION S

                                                  Code of Ethics

Gabelli Funds, LLC
GAMCO Investors, Inc.
Gabelli & Company, Inc.
Gabelli Advisers, Inc.
Gabelli Fixed Income LLC

Each Registered Investment Company
                  or series thereof (each of which
                  is considered to be a Company
                  for this purpose) for which any
                  of the Companies listed above
                  presently or hereafter provides
                  investment advisory or principal
                  underwriting services, other than a
                  money market fund or a fund
                  that does not invest in Securities.

                                                   Introduction

         This Code of Ethics  establishes  rules of conduct for persons who are associated with the companies named above or with the  registered  investment  companies  for which  such  companies  provide  investment  advisory  or
principal  underwriter  services.  The  Code  governs  their  personal  investment  and  other   investment-related
activities.

         The basic rule is very simple:  put the client's  interests  first.  The rest of the rules  elaborate this principle.  Some of the rules are  imposed  specifically  by law.  For  example,  the laws that  govern  investment advisers specifically  prohibit fraudulent activity,  making statements that are not true or that are misleading or omit  something  that is  significant  in the context and  engaging in  manipulative  practices.  These are general words, of course,  and over the years the courts,  the regulators and investment  advisers have  interpreted  these words and  established  codes of  conduct  for their  employees  and  others  who have  access to their  investment decisions and trading  activities.  Indeed, the rules obligate  investment advisers to adopt written rules that are reasonably  designed to prevent the illegal activities  described above and must follow procedures that will enable them to prevent such activities.

         This Code is intended to assist the companies in  fulfilling  their  obligations  under the law. The first part lays out who the Code applies to, the second part deals with personal  investment  activities,  the third part deals with other  sensitive  business  practices,  and  subsequent  parts deal with  reporting  and  administrative procedures.

         The Code is very  important  to the  companies  and their  employees.  Violations  can not only  cause the companies embarrassment,  loss of business,  legal restrictions,  fines and other punishments but for employees can lead to demotion, suspension, firing, ejection from the securities business and very large fines.

I.       Applicability

         A.       The Code applies to each of the following:

1.       The  Companies  named or  described  at the top of page one of the Code and all  entities  that are  under common  management  with these  Companies or  otherwise  agree to be subject to the Code
                           ("Affiliates").  A  listing  of  the  Affiliates,  which  is  periodically  updated,  is attached as Exhibit A.

2.       Any officer,  director or employee of any Company,  Affiliate or Fund Client (as defined  below) whose job regularly  involves him in the investment  process.  This includes the  formulation  and
                           making  of  investment   recommendations  and  decisions,   the  purchase  and  sale  of
                           securities   for  clients  and  the   utilization  of   information   about   investment
                           recommendations,  decisions  and trades.  Due to the manner in which the  Companies  and the Affiliates  conduct their business,  every employee should assume that he is subject to the Code unless the Compliance Officer specifies otherwise.

3.       With respect to all of the Companies,  Affiliates  and Fund Clients  except  Gabelli & Company,  Inc., any natural  person who controls any of the  Companies,  Affiliates  or Fund Clients and who
                           obtains   information   regarding   the   Companies'  or  the   Affiliates'   investment
                           recommendations  or decisions.  However,  a person whose control arises only as a result of his  official  position  with such entity is  excluded.  Disinterested  directors  of
                           Fund Clients and independent  directors of the Companies  (excluding  Gabelli & Company,
                           Inc.) Gabelli Asset  Management  Inc.,  and Gabelli Group Capital  Partners,  Inc.,  for
                           example, are excluded from coverage under this item.

4.       With respect to all of the  Companies  and Fund Clients  except  Gabelli & Company,  Inc.,  any  director, officer,  general  partner or person  performing  a similar  function  even if he has no knowledge  of and is not involved in the  investment  process.  Disinterested  directors of Fund  Clients  and  independent  directors  of the  Companies  (excluding  Gabelli  &
                           Company, Inc. and Affiliates are included in coverage under this item.

5.       As an  exception,  the Code does not apply to any  director,  officer or employee of any Fund Client (such as  certain  of The  Gabelli  Westwood  Funds)  with  respect  to which  the  Companies'
                           services do not involve  the  formulation  or making of  investment  recommendations  or decisions  or  the  execution  of  portfolio  transactions  if  that  person  is  also a director,  officer or employee of any entity that does  perform such  services  (such as
                           Westwood  Management  Corp.).  These  individuals are covered by codes of ethics adopted by such entities.

         B.       Definitions

1.       Access  Persons.  The  Companies  and the persons  described in items (A)2 and (A)3 above other than those excluded by item (A)5 above.

2.       Access  Person  Account.  Includes all  advisory,  brokerage,  trust or other  accounts or forms of direct beneficial  ownership in which one or more Access  Persons and/or one or more members of
                           an  Access  Person's  immediate  family  have  a  substantial   proportionate   economic
                           interest.  Immediate  family  includes  an Access  Person's  spouse  and minor  children living with the Access  Person.  A  substantial  proportionate  economic  interest  will generally  be 10% of the equity in the account in the case of any single  Access  Person and  25%  of the  equity  in the  account  in the  case  of all  Access  Persons  in the
                           aggregate,   whichever  is  first  applicable.   Investment   partnerships  and  similar
                           indirect means of ownership  other than  registered  open-end  investment  companies are also treated as accounts.

                           As an exception,  accounts in which one or more Access  Persons  and/or their  immediate family have a substantial  proportionate  interest which are maintained with persons who have no  affiliation  with the Companies and with respect to which no Access Person has, in the judgment of the Compliance  Officer after reviewing the terms and  circumstances, any direct or indirect  influence or control over the investment or portfolio  execution process are not Access Person Accounts.

                           As a further  exception,  subject to the provisions of Article II(I)7,  bona fide market making accounts of Gabelli & Company, Inc. are not Access Person Accounts.

                           As a further  exception,  subject to the provisions of Article  II(I)7,  bona fide error accounts of the Companies and the Affiliates are not Access Person Accounts.

3.       Associate  Portfolio  Managers.  Access  Persons who are engaged in  securities  research and analysis for designated  Clients or are  responsible  for investment  recommendations  for designated
                           Clients but who are not principally  responsible  for investment  decisions with respect to any Client accounts.

4.       Clients.  Investment  advisory accounts  maintained with any of the Companies or Affiliates by any person, other than Access Person  Accounts.  However,  Fund Clients covered by item (A)(5) above are considered  Client accounts only with respect to employees  specifically  identified
                           by  the  Compliance  Officer  as  having  regular   information   regarding   investment
                           recommendations or decisions or portfolio transactions for such Fund Clients.

5.       Companies.  The companies named or described at the top of page one of the Code.

6.       Compliance Officer.  The persons designated as the compliance officers of the Companies.

7.       Covered Persons.  The Companies, the Access Persons and the persons described in item (A)4 above.

8.       Fund Clients.  Clients that are registered investment companies or series thereof.

9.       Portfolio  Managers.  Access  Persons  who are  principally  responsible  for  investment  decisions  with respect to any Client accounts.

10.      Security.  Any  financial  instrument  treated as a  security  for  investment  purposes  and any  related instrument  such as a futures,  forward or swap  contract  entered  into with respect to one or more  securities,  a  basket  of or an  index  of  securities  or  components  of securities.  However,  the term  security  does not  include  securities  issued  by the
                           Government of the United States,  bankers'  acceptances,  bank  certificates of deposit, commercial  paper and high quality  short-term debt  instruments,  including  repurchase agreements, or shares of registered open-end investment companies.

II.      Restrictions on Personal Investing Activities

         A.       Basic Restriction on Investing Activities

                  If a purchase or sale order is pending or under active  consideration  for any Client  account by any  Company or  Affiliate,  neither  the same  Security  nor any  related  Security  (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

         B.       Initial Public Offerings

                  No Security or related  Security  may be acquired in an initial  public  offering  for any Access
                  Person Account.

         C.       Blackout Period

                  No Security or related  Security may be bought or sold for the account of any  Portfolio  Manager or Associate  Portfolio  Manager during the period  commencing seven (7) days prior to and ending seven (7)  calendar  days after the  purchase  or sale (or entry of an order for the  purchase or sale) of that  Security or any  related  Security  for the account of any Client with  respect to which such  person has been  designated  a  Portfolio  Manager or  Associate  Portfolio  Manager,
                  unless the  Client  account  receives  at least as good a price as the  account of the  Portfolio
                  Manager  or  Associate  Portfolio  Manager  and  the  Compliance  Officer  determines  under  the circumstances  that the Client account has not been adversely  affected  (including  with respect to the amount of such Security able to be bought by the Client  account) by the  transaction  for the account of the Portfolio Manager or Associate Portfolio Manager.

         D.       Short-term Trading

                  No  Security or related  Security  may,  within a 60 day  period,  be bought and sold or sold and bought at a profit for any Access  Person  Account if the  Security or related  Security was held at any time during that period in any Client account.

         E.       Exempt Transactions

                  Participation  on an ongoing basis in an issuer's  dividend  reinvestment or stock purchase plan, participation  in any  transaction  over  which no  Access  Person  had any  direct  or  indirect influence or control and involuntary  transactions (such as mergers,  inheritances,  gifts, etc.)
                  are exempt from the  restrictions  set forth in paragraphs (A) and (C) above without case by case preclearance under paragraph (G) below.

         F.       Permitted Exceptions

                  Purchases and sales of the following  Securities  for Access Person  Accounts are exempt from the restrictions  set forth in  paragraphs  A, C and D above if such  purchases and sales comply with the pre-clearance requirements of paragraph (G) below:

1.       Non-convertible fixed income Securities rated at least "A";

2.       Equity Securities of a class having a market capitalization in excess of $1 billion;

3.       Equity  Securities of a class having a market  capitalization in excess of $500 million if the transaction in question  and the  aggregate  amount of such  Securities  and any related  Securities purchased  and sold for the Access  Person  Account in question  during the preceding 60 days does not exceed 100 shares;

4.       Municipal Securities; and

5.       Securities  transactions  effected for federal,  state or local income tax purposes that are identified to the Compliance Officer at the time as being effected for such purposes.

                  In addition,  the exercise of rights that were received pro rata with other  security  holders is exempt if the pre-clearance procedures are satisfied.

         G.       Pre-Clearance of Personal Securities Transactions

                  No  Security  may be bought or sold for an Access  Person  Account  unless (i) the Access  Person obtains  prior  approval  from the  Compliance  Officer  or,  in the  absence  of the  Compliance
                  Officer,  from  the  general  counsel  of  Gabelli  Asset  Management  Inc.;  (ii)  the  approved transaction is completed on the same day approval is received;  and (iii) the Compliance  Officer or the general  counsel does not rescind  such  approval  prior to  execution of the  transaction
                  (See paragraph I below for details of the Pre-Clearance Process.)

         H.       Private Placements

                  The  Compliance  Officer will not approve  purchases or sale of Securities  that are not publicly traded,  unless the Access Person  provides full details of the proposed  transaction  (including written  certification  that the investment  opportunity did not arise by virtue of such person's activities on behalf of any Client) and the  Compliance  Officer  concludes,  after  consultation with  one or  more  of the  relevant  Portfolio  Managers,  that  the  Companies  would  have  no foreseeable  interest in  investing in such  Security or any related  Security for the account of any Client.

         I.       Pre-Clearance Process

1.       No Securities may be purchased or sold for any Access Person  Account  unless the  particular  transaction has been approved in writing by the Compliance  Officer or, in his absence,  the general counsel of Gabelli Asset  Management  Inc. The Compliance  Officer shall review not less frequently  than weekly reports from the trading desk (or, if applicable,  confirmations from brokers) to assure that all  transactions  effected for Access Person  Accounts are effected in compliance with this Code.

2.       No Securities  may be purchased or sold for any Access Person  Account other than through the trading desk of Gabelli & Company,  Inc.,  unless  express  permission  is granted by the  Compliance
                           Officer.  Such  permission  may be granted  only on the  condition  that the third party
                           broker  supply  the  Compliance  Officer,  on  a  timely  basis,   duplicate  copies  of
                           confirmations  of all personal  Securities  transactions  for such Access  Person in the accounts  maintained with such third party broker and copies of periodic  statements for all such accounts.

3.       A Trading  Approval  Form,  attached  as Exhibit B, must be  completed  and  submitted  to the  Compliance
                           Officer for approval prior to entry of an order.

4.       After reviewing the proposed  trade,  the level of potential  investment  interest on behalf of Clients in the Security in question and the Companies'  restricted  lists,  the Compliance  Officer shall  approve  (or  disapprove)  a  trading  order on  behalf  of an  Access  Person as expeditiously as possible.  The Compliance  Officer will generally approve  transactions described in paragraph  (F) above unless the Security in question or a related  security is on the Restricted List or the Compliance  Officer  believes for any other reason that the Access Person Account should not trade in such Security at such time.

5.       Once an Access  Person's  Trading  Approval  Form is  approved,  the form must be forwarded to the trading desk  (or,  if a third  party  broker  is  permitted,  to the  Compliance  Officer)  for execution  on the  same  day.  If the  Access  Person's  trading  order  request  is not approved,  or is not  executed  on the same day it is  approved,  the  clearance  lapses although such trading order request maybe resubmitted at a later date.

6.       In the absence of the  Compliance  Officer,  an Access Person may submit his or her Trading  Approval Form to the  general  counsel of Gabelli  Asset  Management  Inc.  Trading  approval  for the
                           Compliance  Officer must be obtained from the general counsel,  and trading approval for the general  counsel must be obtained from the Compliance  Officer.  In no case will the
                           Trading Desk accept an order for an Access Person  Account  unless it is  accompanied by a signed Trading Approval Form.

7.       The  Compliance  Officer  shall  review all Trading  Approval  Forms,  all initial,  quarterly  and annual disclosure  certifications  and the trading  activities on behalf of all Client accounts with a view to ensuring that all Covered  Persons are complying  with the spirit as well as the  detailed  requirements  of this Code.  The  Compliance  Officer  will review all transactions  in the market  making  accounts of Gabelli & Company,  Inc.  and the error accounts of the Companies and the  Affiliates in order to ensure that such  transactions are bona fide market making or error  transactions  or are conducted in accordance  with the requirements of this Article II.

III.     Other Investment-Related Restrictions

         A.       Gifts

                  No Access  Person  shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Client.

         B.       Service As a Director

                  No Access Person shall  commence  service on the Board of Directors of a publicly  traded company or any company in which any Client account has an interest without prior  authorization  from the
                  Compliance   Committee  based  upon  a  determination   that  the  Board  service  would  not  be
                  inconsistent  with the  interests of the Clients.  The  Compliance  Committee  shall  include the senior  Compliance  Officer of Gabelli  Asset  Management  Inc.,  the general  counsel of Gabelli
                  Asset Management Inc. and at least two of the senior executives from among the Companies.

IV.      Reports and Additional Compliance Procedures

A.       Every Covered Person,  except independent  directors of Affiliates of the Companies,  must submit a report
                  (a form of which is appended as Exhibit C)  containing  the  information  set forth in  paragraph
                  (B) below with respect to  transactions  in any  Security in which such Covered  Person has or by reason of such transaction  acquires,  any direct or indirect beneficial ownership (as defined in
                  Exhibit D) in the Security,  and with respect to any account  established  by the Covered  Person in which any  Securities  were held for the direct or  indirect  benefit of the  Covered  Person;
                  provided, however, that:
                  --------  -------

1.       a Covered  Person who is  required  to make  reports  only  because  he is a  director  of one of the Fund
                           Clients  and who is a  "disinterested"  director  thereof  need not  make a report  with respect to any  transactions  other than those where he knew or should have known in the course of his duties as a director  that any Fund  Client of which he is a director  has made or  makes a  purchase  or sale of the same or a  related  Security  within  15 days before or after the  purchase  or sale of such  Security  or  related  Security  by such director.

2.       a Covered  Person need not make a report with respect to any  transaction  effected  for,  and  Securities held in,  any  account  over  which such  person  does not have any  direct or  indirect influence or control; and

3.       a Covered Person will be deemed to have complied with the  requirements  of this Article IV insofar as the
                           Compliance  Officer  receives  in  a  timely  fashion  duplicate  monthly  or  quarterly brokerage  statements or transaction  confirmations on which all  transactions  required to be reported hereunder are described.

B.       A Covered Person must submit the report  required by this Article to the Compliance  Officer no later than
                  10 days after the end of the calendar  quarter in which the  transaction  or account to which the report  relates  was  effected  or  established,  and the report  must  contain the date that the report is submitted.

1.       This report must contain the following information with respect to transactions:

a.       The date of the  transaction,  the title and number of shares and the  principal  amount of each  Security involved;

b.       The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.       The price at which the transaction was effected; and

d.       The name of the broker, dealer or bank with or through whom the transaction was effected.

2.       This report must contain the following information with respect to accounts established:

a.       The name of the broker, dealer or bank with whom the account was established; and

b.       The date the account was established.

         C.       Any report submitted to comply with the requirements of this Article IV may contain a statement  that the report shall not be construed as an admission by the person  making such report  that he has any direct or indirect  beneficial  ownership  in the  Security to which the report  relates.  A person  need not make any report  under this  Article IV with  respect to transactions  effected  for,  and  Securities  held in, any account  over which the person has no direct or indirect influence or control

         D.       No later than 10 days after  beginning  employment  with any of the  Companies or  Affiliates  or otherwise becoming a Covered Person,  each Covered Person (except for a "disinterested"  director of the Fund  Client,  or an  "independent"  director  of the  Companies  (other  than  Gabelli  &
                  Company,  Inc.), or Gabelli Asset Management Inc. or Gabelli Group Capital Partners,  Inc. who is
                  required  to submit  reports  solely by reason of being  such a  director)  must  submit a report containing the following information:

1.       The title,  number of shares and  principal  amount of each  Security in which the Covered  Person had any direct or indirect beneficial ownership when the person became a Covered Person;

2.       The name of any broker,  dealer or bank with whom the Covered  Person  maintained  an account in which any
                           Securities  were held for the direct or  indirect  benefit of the  Covered  Person as of the date the person became a Covered Person; and

3.       The date that the report is submitted.

                  The form of such report is attached as Exhibit E.

         E.       Annually  each  Covered  Person  must  certify  that he has  read  and  understood  the  Code and recognizes  that he is subject to such Code.  In  addition,  annually  each  Covered  Person must certify that he has  disclosed or reported all personal  Securities  transactions  required to be disclosed  or  reported  under the Code and that he is not subject to any  regulatory  disability described  in the annual  certification  form.  Furthermore,  each Covered  Person  (except for a
                  "disinterested"  director  of  the  Fund  Client  or an  "independent"  director  of  any  of the
                  Companies  (other than Gabelli & Company,  Inc.),  Gabelli Asset Management Inc. or Gabelli Group
                  Capital  Partners,  Inc.  who is  required  to submit  reports  solely by reason of being  such a director)  annually must submit a report containing the following  information (which information must be current as of a date no more than 30 days before the report is submitted):

1.       The title,  number of shares and  principal  amount of each  Security in which the Covered  Person had any direct or indirect beneficial ownership;

2.       The name of any broker,  dealer or bank with whom the  Covered  Person  maintains  an account in which any
                           Securities are held for the direct or indirect benefit of the Covered Person; and

3.       The date that the report is submitted.

                  The form of such certification and report is attached as Exhibit F.

         F.       At least  annually (or quarterly in the case of Items 4 and 5 below),  each of the Companies that has a Fund Client or that  provides  principal  underwriting  services  for a Fund Client  shall, together  with each Fund Client,  furnish a written  report to the Board of Directors of the Fund
                  Client that:

                  1.       Describes any issues arising under the Code since the last report.

                  2.       Certifies that the Companies  have  developed  procedures  concerning  Covered  Persons'
                           personal  trading  activities and reporting  requirements  relevant to such Fund Clients that are reasonably necessary to prevent violations of the Code;

                  3.       Recommends  changes,  if any, to the Fund Clients' or the Companies'  Codes of Ethics or
                           procedures;

                  4.       Provides a summary of any  material or  substantive  violations  of this Code by Covered
                           Persons  with respect to such Fund Clients  which  occurred  during the past quarter and the nature of any remedial action taken; and

                  5.       Describes  any material or  significant  exceptions  to any  provisions  of this Code of
                           Ethics as determined under Article VI below.

         G.       The Compliance Officer shall notify each employee of any of the Companies or
                  Affiliates as to whether such person is  considered to be an Access Person or Covered  Person and shall notify each other person that is considered to be an Access Person or Covered Person.

V.       Sanctions

         Upon  discovering  that a Covered Person has not complied with the requirements of this Code, the Board of
         Directors of the relevant  Company or of the relevant  Fund Client,  whichever is most  appropriate  under the circumstances,  may impose on that person whatever  sanctions the Board deems appropriate,  including, among other things,  disgorgement of profit,  censure,  suspension or termination of employment.  Material violations  of  requirements  of this Code by employees of Covered  Persons and any  sanctions  imposed in connection  therewith  shall be reported not less  frequently  than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

VI.      Exceptions

         The  Compliance  Committee  of the  Companies  reserves  the right to  decide,  on a  case-by-case  basis, exceptions  to any  provisions  under this Code.  Any  exceptions  made  hereunder  will be  maintained in writing by the  Compliance  Committee  and presented to the Board of Directors of any relevant Fund Client at its next scheduled meeting.

VII.     Preservation of Documents

         This Code, a copy of each report by a Covered  Person,  any written report made hereunder by the Companies or the Compliance  Officer,  lists of all persons required to make reports, a list of any exceptions,  and the reasons  therefor,  with respect to Article  II.B,  and any records under Article II.G with respect to purchases  pursuant to Article  II.H above,  shall be preserved  with the records of the relevant  Company and any relevant Fund Client for the period required by Rule 17j-1.

VIII.    Other Laws, Rules and Statements of Policy

         Nothing  contained  in this Code shall be  interpreted  as  relieving  any  Covered  Person from acting in accordance  with the provision of any applicable  law, rule or regulation or any other statement of policy or procedure  governing the conduct of such person  adopted by the  Companies,  the Affiliates or the Fund
         Clients.

IX.      Further Information

         If any person has any question with regard to the  applicability  of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Compliance Officer.

                                                                                                          EXHIBIT A
                                                                                                          ---------

                                        LIST OF AFFILIATES OF THE COMPANIES

ALCE Partners, L.P.
Darien Associates LLC
Gabelli Asset Management Inc.
Gabelli Asset Management (UK) Limited
Gabelli Associates Fund
Gabelli Associates Limited
Gabelli Direct Inc.
Gabelli Fixed Income Distributors, Inc.
Gabelli Fixed Income, Inc.
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli International Gold Fund Limited
Gabelli International Limited
Gabelli International II Limited
Gabelli Multimedia Partners, L.P.
Gabelli Performance Partnership L.P.
Gabelli Securities, Inc.
Gabelli Securities International Limited
Gage Limited
Gemini Capital Management, LLC
GLI, Inc.
Gabelli Group Capital Partners, Inc. and Subsidiaries
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli European Partners, L.P.
Gabelli European Partners, Ltd.
Gabelli Fund, LDC
MJG Associates, Inc.
New Century Capital Partners, L.P.
OpNet Partners, L.P.

02/01

                                                                                                          EXHIBIT B
                                                                                                          ---------
                                        PRE-CLEARANCE TRADING APPROVAL FORM

I, ______________________________________ (name), am an Access Person or authorized officer thereof and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Access Person:

Acquisition or Disposition (circle one)
--------------------------

Name of Account:
                -------------------------------------------------------------------------------------------------------

Account Number:
               --------------------------------------------------------------------------------------------------------

Date of Request:
                -------------------------------------------------------------------------------------------------------

Security:
         --------------------------------------------------------------------------------------------------------------

Amount or # of Shares:
                      -------------------------------------------------------------------------------------------------

Broker:
       ----------------------------------------------------------------------------------------------------------------

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the
Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature:                                                  Print Name:
          ------------------------------------------------             ------------------------------------------------

Approved or Disapproved(Circle One)
-----------------------

Date of Approval:
                 -----------------------------------------

Signature:                                                  Print Name:
          ------------------------------------------------             ------------------------------------------------

If approval is granted, please forward this form to the trading desk (or if a third party broker is permitted, to the Compliance Officer) for immediate execution.

                                                                                                          EXHIBIT C
                                                                                                          ---------

                                                TRANSACTION REPORT

Report submitted by:
                    -----------------------------------------------------------------------------------------------
                                                    Print Name

This transaction report (the "Report") is submitted pursuant to Section IV (B) of the Code of Ethics of the
Companies and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest, and with respect to accounts established by you in which any Securities were held for your direct or indirect benefit, for the period specified below.  If you were not employed by or affiliated with us during this entire period, amend the dates specified below to cover your period of employment or affiliation.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable transactions or new accounts, sign and return this page only.  If you have reportable transactions or new accounts, complete, sign and return Page 2 and any attachments.

I HAD NO REPORTABLE SECURITIES TRANSACTIONS OR ACCOUNTS ESTABLISHED DURING THE PERIOD
                                                                                      --------------------
THROUGH                             .  I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE
        ----------------------------
BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature
         ----------------------------------------------------------------------------------------------------------

Position
        --------------------------------------------------------------------------------------------------

Date
    ---------------------------------------------------------------------------------------------------------------

                                                                                                             Page 2

                                                TRANSACTION REPORT

Report submitted by:
                    -----------------------------------------------------------------------------------------------
                                                    Print Name

The following tables supply the information required by Section IV (B) of the Code of Ethics for the period specified below.  Transactions reported on brokerage statements or duplicate confirmations actually received by the Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.

                                                              TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------------

                                      Whether Purchase,
                                     Sale, Short Sale or                                          Name of Broker/Dealer
Securities (Name                        Other Type of                                             with or through Whom       Nature of
   and Symbol)        Date of          Disposition or         Quantity of      Price per Share       the Transaction       Ownership of
       -------
                    Transaction          Acquisition           Securities       or Other Unit         was Effected          Securities
                    -----------          -----------           ----------       -------------         ------------          ----------

                                              NEW ACCOUNTS ESTABLISHED
----------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                      Account Number                    Date Account Established
------------------------------                      --------------                    ------------------------

*  To the extent specified above, I hereby disclaim beneficial ownership of any securities listed in this Report or brokerage statements or transaction confirmations provided by me.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION
IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF                             THROUGH
                                                     ---------------------------         --------------------------
 .

Signature                                                              Date
          ----------------------------------------------------             ----------------------------------------

Position
         -----------------------------------------------------

                                                                                                         EXHIBIT D
                                                                                                         ---------
                                               BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities
Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires.  The term "beneficial ownership" of securities would include not only ownership of securities held be a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a control-ling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a
Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as beneficially owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership."  The Securities and Exchange
Commission has said that, although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home,
                         ----
or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                                                          EXHIBIT E
                                                                                                          ---------
                                              INITIAL HOLDINGS REPORT

Report submitted by:
                    -----------------------------------------------------------------------------------------------
                                                    Print Name

This initial holdings report (the "Report") is submitted pursuant to Section IV (D) of the Code of Ethics of the
Companies and supplies information with respect to any Security in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities were held for your direct or indirect benefit, as of the date you became subject to the Code of Ethics.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable Securities or accounts, sign and return this page only.  If you have reportable
Securities or accounts, complete, sign and return Page 2 and any attachments.

I HAVE NO REPORTABLE SECURITIES OR ACCOUNTS AS OF                      .  I CERTIFY THAT I AM FULLY FAMILIAR WITH
                                                  ---------------------
THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND
CORRECT.

Signature
         ----------------------------------------------------------------------------------------------------------

Position
        --------------------------------------------------------------------------------------------------

Date
    ---------------------------------------------------------------------------------------------------------------

                                                                                                             Page 2
                                              Initial holdings REPORT

Report submitted by:
                    -----------------------------------------------------------------------------------------------
                                                    Print Name

The following tables supply the information required by Section IV (D) of the Code of Ethics as of the date you became subject to the Code.

                                                     SECURITIES HOLDINGS
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Name of Broker/Dealer Where      Nature of Ownership of
   Securities (Name and Symbol)         Quantity of Securities          Securities Are Held                Securities
   ----------------------------         ----------------------          -------------------                ----------

                                                          Accounts
---------------------------------------------- --------------------- --------------------------------- -----------------------
       Name of Broker, Dealer or Bank                                Account Number
       ------------------------------                                --------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION
IN THIS REPORT IS TRUE AND CORRECT AS OF __________________________________.

Signature                                                              Date
          ----------------------------------------------------             ----------------------------------------

Position
         -----------------------------------------------------

                                                                                                          EXHIBIT F
                                                                                                          ---------

                                      ANNUAL CERTIFICATION OF CODE OF ETHICS

A.       I (a Covered Person) hereby certify that I have read and understood the Code of Ethics dated February
         15, 2000, and recognize that I am subject to its provisions.  In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B.       Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United
         States, or in any other country;

C.       I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D.       I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

E.       Unless I am exempt from filing an Annual Holdings Report (as a "disinterested" director of a Fund Client or an independent director of an Affiliate), I have attached a completed Annual Holdings Report which is accurate as of a date no more than 30 days ago.

Print Name:
              ----------------------------------------------------------------------

Signature:
                      -----------------------------------------------------------------------

Date:
                      -----------------------------------------------------------------------

                                                                                                             Page 2
                                              ANNUAL holdings REPORT

Report submitted by:
                    -----------------------------------------------------------------------------------------------
                                                    Print Name

The following tables supply the information required by Section IV (E) of the Code of Ethics as of a date no more than 30 days before this report is submitted.  If you have no reportable Securities holdings or accounts, write
"None" in the space provided.

                                                   SECURITIES HOLDINGS
---------------------------------------------------------------------------------------------------------------------------
                                                                Name of Broker/Dealer Where       Nature of Ownership
  Securities (Name and Symbol)      Quantity of Securities          Securities Are Held              of Securities
  ----------------------------      ----------------------          -------------------              -------------

                                                         ACCOUNTS
---------------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                                                       Account Number
------------------------------                                                       --------------

Signature                                                              Date
          ----------------------------------------------------             ----------------------------------------

Position
         -----------------------------------------------------